UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT,
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): April 5, 2014

CHYRONHEGO CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	01-09014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 845-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities.

On April 5, 2014, Hego Norge AS ("Hego Norge"), a subsidiary of ChyronHego Corporation ("ChyronHego" or the "Company"), entered into a share purchase agreement ("Share Purchase Agreement A") with Metaphor AS ("Metaphor") and the stockholders of Metaphor, pursuant to which Hego Norge will acquire all of the issued and outstanding shares of Metaphor and its wholly owned subsidiaries WeatherOne AS and WeatherOne Limited (collectively referred to as "WeatherOne"). WeatherOne is a leading provider of weather forecast solutions for broadcast and digital media based in Oslo, Norway. The acquisition of Metaphor and WeatherOne is referred to as the WeatherOne Transaction.

Share Purchase Agreement A provides for a purchase price of $3.8 million plus warrants to purchase ChyronHego common stock ("common stock") equal to 30% of the purchase price.  The $3.8 million in purchase price shall be paid at closing in cash and shares of common stock equal to 17.5% and 82.5%, respectively, of the purchase price.

Consummation of the WeatherOneTransaction is subject to a number of customary conditions and is expected to close on or about July 1, 2014, subject to satisfaction or waiver of all conditions.

Also on April 5, 2014, Hego Norge entered into a share purchase agreement ("Share Purchase Agreement B") with Zxy sport Tracking AS ("Zxy"), and the stockholders of Zxy, pursuant to which Hego Norge will acquire 67% of the issued and outstanding shares of Zxy. Zxy is a Norwegian-based provider of transponder-based sports tracking technology. The acquisition of Zxy is referred to as the Zxy Transaction.

Share Purchase Agreement B provides for a purchase price of $3.78 million plus warrants to purchase common stock. The $3.78 million in purchase price shall be paid at closing in 1,374,545 shares of common stock and 549,818 warrants. The warrants shall give the holders the right to purchase one share of common stock at a price of $2.75 for a three year period from the date of closing.

In addition, stockholders of Zxy will be entitled to a 15% earn-out, payable in cash, based on net revenues from all sales of Zxy products and services from the closing date through December 31, 2018 up to $3.0 million. If and when $3.0 million in earn-out has been achieved, the rate shall be reduced to 7.5% for the remainder of the earn-out period.  The stockholders are entitled to a guaranteed minimum amount of earn-out of $110,000 in each of 2014, 2015 and 2016.

Consummation of the Zxy Transaction is subject to a number of customary conditions and is also expected to close on or about July 1, 2014, subject to satisfaction or waiver of all conditions.

The shares to be issued in the WeatherOne Transaction and the Zxy Transaction will be issued in reliance upon the exemption set forth in Section 4(2) promulgated under the Securities Act of 1933, as amended, as they are each transactions not involving a public offering.

Copies of the press releases announcing the execution of the Share Purchase Agreements are attached as Exhibits 99.1 and 99.2 to this current report and are incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated April 7, 2014.
99.2	Press Release dated April 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRONHEGO CORPORATION

By:	/s/ Dawn Johnston
Name:	Dawn Johnston
Title:	Interim Chief Financial Officer

Date: April 9, 2014

Exhibit No.	Description

99.1	Press Release dated April 7, 2014.

99.2	Press Release dated April 7, 2014.